INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Furr's/Bishop's, Incorporated on Form S-1 of our report dated March 28, 1996, relating to Furr's/Bishop's, Incorporated (the Company) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/Deloitte & Touche LLP
Dallas, Texas
June 27, 1996